EXHIBIT 99.2

TOPPOP LLC

FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

1

TOPPOP LLC
SIX MONTHS ENDED JUNE 30, 2021 AND 2020

I N D E X

2

TOPPOP LLC
BALANCE SHEET
	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and Cash Equivalents	$148,686	$125,328
Account Receivable, less allowance for doubtful account $0 and $220,147, respectively	5,345,231	85,969
Inventories	1,190,877	238,820
Prepaid Expenses	41,257	46,075

Total current assets	6,726,051	496,192

Property and equipment, less accumulation deprecation $95,489 and $102,563, respectively	1,854,551	1,422,718

Other Assets
Deposit on Equipment	343,019	248,017
Security Deposits	131,529	66,598
Operating Lease Right of Use Asset	620,219	728,603
Total Other Assets	1,094,767	1,043,218

Total assets	$9,675,369	$2,962,128
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	1,794,082	228,665
Due to Related Party	30,000	87,376
Accrued Expenses	264,589	95,618
Deferred Revenue	300,301	77,013
Promissory Notes	3,762,000	536,984
Convertible Promissory Notes to Member	-	451,000
Operating Lease Liabilities - Current	222,839	216,051
Advances Under Financing Arrangement	1,746,545	38,442
Total Current liabilities	8,120,356	1,731,149

Long-term liabilities:
Operating Lease Liabilities - Noncurrent	405,379	518,912
Promissory Notes	152,311	-
Total liabilities	$8,678,046	$2,250,061

Members’ equity:
Capital Contribution	1,827,000	1,827,000
Promissory Note Conversion	592,475	574,886
Accumulated Deficit	(1,422,152)	(1,689,819)
Total Member’s Equity	997,323	712,067
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9,675,369	$2,962,128

See accompanying notes to Condensed Consolidated Financial Statements.

3

TOPPOP LLC
STATEMENT OF OPERATIONS
(Unaudited)

	For the Six Months Ended June 30,
	2021	2020
REVENUE
Sales	$8,111,547	$183,621
Other Income	125,932	-
Total revenue	8,237,479	183,621

Cost of Sales	5,111,630	$137,748

Gross Profit	3,125,849	45,873

OPERATING EXPENSES
Facility Expenses	578,242	218,552
General and Administrative Expenses	1,407,878	673,112
Sales and Marketing Expenses	243,393	-
Total operating expenses	2,229,513	891,664

Income (Loss) from Operations	$896,336	$(845,791)

Other Income (Expenses)
Interest Expense	(628,669)	(56,762.00)

Total Other Income (Expenses)	(628,669)	(56,762)

Net Income (Loss)	$267,667	$(902,553)

See accompanying notes to Condensed Consolidated Financial Statements

4

TOPPOP LLC
STATEMENT OF MEMBERS’ EQUITY
(Unaudited)

	Capital Contribution	Distributions to Members	Promissory Note Conversion	Retained Deficit	Members Equity
Balance - December 31, 2019	$658,503.00	$-	$-	$(63,493.00)	$595,010.00
Contribution	1,166,497	-	-	-	1,166,497
Distributions	-	-	-	-	-
Net income (loss)	-	-	-	(902,552)	(902,552)
Balance - June 30, 2020	$1,825,000	$-	$-	$(966,045)	$858,955

Balance - December 31, 2020	$1,827,000	$-	$574,886	$(1,689,819)	$712,067
Contribution		-	-	-	-
Distributions	-	-	-	-	17,589
Conversion of promissory notes	-	-	17,589	-	-
Net income (loss)	-	-	-	267,667	267,667
Balance - June 30, 2021	$1,827,000	$-	$592,475	$(1,422,152)	$997,323

See accompanying notes to Condensed Consolidated Financial Statements

5

TOPPOP LLC
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2021	2020
Reconciliation of Net Loss to Net Cash Provided by (Used in) Operating Activities
Net Income (Loss)	$267,667	$(902,553)

Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities
Depreciation	95,489	-
Amortization of Right of Use	108,384
Amortization of Debt Discount	35,016
(Increase) Decrease in Account Receivable	(5,259,262)	-
(Increase) Decrease in Inventories	(952,057)	-
(Increase) Decrease in Prepaid Expenses	4,818	-
(Increase) Decrease in Security Deposits	(64,931)	(45,864)
Increase (Decrease) in Accounts Payable	1,565,416	5,579
Increase (Decrease) in Due to Related Party	(57,376)	5,579
Increase (Decrease) in Lease Liability	(106,745)
Increase (Decrease) in Accrued Expenses	461,282	-
Increase (Decrease) in Deferred Revenue	223,288	-

Net Cash Provided by (Used in) Operating Activities	(3,679,011)	(942,838)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Fixed Assets	(527,322)	(23,975)
Deposits on Equipment	(95,002)	(489,461)
Net cash by (Used in) investing activities	(622,324)	(513,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on Issue of Convertible Promissory Notes to Member	-	-
Repayment on Issue of Convertible Promissory Notes to Member	(451,000)	-
Receipt of Paycheck Protection Program Loan	150,000	-
Proceeds on Issue of Prestige Advance	1,746,545
Conversion of Promissory Notes	17,589	-
Repayment of Promissory Notes	2,861,558	-
Capital Contributions	-	658,503
Net cash by (Used in) provided by financing activities	4,324,692	658,503

Net Increase in Cash and Cash Equivalents	23,358	(797,771)
Cash and Cash Equivalents, beginning of period	125,328	41,289
Cash and Cash Equivalents, end of period	148,686	(756,482)

Supplemental Noncash Disclosure
Operating Lease Right of Use Asset	$-	670,821

See accompanying notes to Condensed Consolidated Financial Statements

6

TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

NOTE 1 - ORGANIZATON AND NATURE OF BUSINESS

TopPop LLC (the “Company”) is organized as a limited liability company in the State of New Jersey on September 5, 2019. The Company’s primary operation is the manufacture and packaging of single-serve, shelf-stable, ready-to-freeze ice pops, both alcohols infused and non-alcoholic. The Company began operations in December 2019.

During the six months ended June 30, 2021, virtually all sales were generated from contracts with three major customers. Customers are primarily national breweries and beverage manufacturers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Management uses estimates and assumptions in preparing its financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded net of an allowance for expected losses. Contracts include payment terms ranging from 30 to 60 days of receipt of a correct invoice. The Company provides an allowance for doubtful collections that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customers. At June 30, 2021 and December, 31 2020, the Company had recorded an allowance for doubtful accounts of $0 and $220,147, respectively.

Inventories

Inventories consist of raw materials to be used in the production process. Inventories are stated at the lower of cost and net realizable value, with cost determined by the first-in, first-out method. When evidence exists that the net realizable value of inventory is lower than its cost, the difference is recognized as a loss in tin the period in which it occurs. No inventory

The Company’s agreements with customers require that certain materials used in production be purchased from suppliers designated by the customer.

Property, Equipment and Depreciation

Property and equipment are stated at cost. The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting purposes. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

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TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial position. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments include cash, receivables, due from related parties, accounts payable and accrued expenses, advances from prospective customers/distributors and due to related parties. The carrying values of these financial instruments approximate their fair values due to the short-term maturities of these instruments.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The initial measurement of the right-of-use asset is equal to the initial lease liability plus any initial direct costs.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

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TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Revenue Recognition

Revenue is recognized at a point in time when obligations under the terms of a contract with a customer are satisfied. The Company adopted ASC 606 requires the use of a new five-step model to recognize revenue from customers. The five-step model requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

Income Taxes

The Company is organized as a limited liability company and has elected to be treated as a partnership for federal and state tax purposes. Income taxes are not payable by the Company. Members of limited liability companies are taxed individually on their applicable share of earnings. Accordingly, no provision for income taxes is reflected in these financial statements. Net income or loss is allocated to each member in accordance with the terms of the limited liability company agreement.

Effective January 1, 2021, the Company has elected to change its current classification from being taxed as a partnership to being taxed as a C corporation. Therefore, future financial statements will include a provision for income taxes. On July 20, 2021, the Company revoked its C corporation election prior to being acquired by Iconic Brands, Inc., see Note 13.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expenses totaled
$243,393 and $16,931 for the six months ended June 30, 2021 and 2020.

Shipping and Handling Costs:

Shipping and handling costs are included in the cost of sales when they are incurred.

Recent Accounting Pronouncement:

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the Balance Sheet for all leases with terms longer than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the Statement of Operations. As a nonpublic entity and as allowed by FASB ASU 2020-05 issued June 3, 2020, the Company has elected its option to defer adoption of the revised lease standard until its fiscal year beginning after December 15, 2021. The Company continues to evaluate the impact of the adoption of ASU 2016-02 on its financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at June 30, 2021 of $1,422,152 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

9

TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and attaining profitable operations. The management of the Company has developed a strategy which it believes will accomplish these objectives and which will enable the Company to continue operations for the coming year. However, there is no assurance that these objectives will be met. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Accounts receivable net

	Estimated useful lives in	June 30,	December 31,
	years	2021	2020
Machinery and equipment	5-10	$1,963,349	$1,441,788
Leasehold improvements	10	84,062	78,301
Office equipment and furniture	5	5,192	5,192
Accumulated depreciation		(198,052)	(102,563)
Totals		$1,854,551	$1,422,718

For the six months ended June 30, 2021 and June 30, 2020, depreciation amounted was $95,489 and $0, respectively.

NOTE 5 - PROMISSORY NOTES

The Company has issued several short-term, original issue discount promissory notes with imputed interest rates between 38.2% and 38.7% per annum to be used for capital expenditures and working capital purposes. Amortization of the original issue discounts is reported in the Statement of Operations as interest expense. The note holder has the right to convert the outstanding principal balance, in whole or in part, into capital of the Company. The accrued interest related to EIDL at June 30, 2021 is $2,311. The balance of these notes as of June 30, 2021, and December 31, 2020, was $3,912,000 and $536,984, respectively.

	June 30,	December 31,
Lenders	2021	2020
Various original issue discount, unsecured promissory notes; imputed interest rates between 38.2% and 38.7%	$3,762,000	$536,984

Economic Injury Disaster Loan (“EIDL”) from the SBA. The loan was for $150,000 and is payable over 30 years with interest at 3.75%	150,000	-
Total	$3,912,000	$536,984

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TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

NOTE 6 - CONVERTIBLE PROMISSORY NOTES

In April 2020, the Company entered into a convertible loan agreement with one of its members, InnoAccel Investments LLC (“InnoAccel”). Three promissory notes were issued under the loan agreement during the year ended December 31, 2020. The total available amount under the three promissory notes was $1,035,000. The loan proceeds are to be used to finance receivables from MPL Brands and are to be used only for approved working capital costs. The advance rate is 80% of approved receivables. Interest (finance fees) is assessed at 1.95% of the advance amount for each 30 day period the advance is outstanding. Interest on each advance is payable upon the maturity date. Each promissory note matures six months from the issuance date. Principal and unpaid accrued interest are due and payable the earlier of the date of payment by MPL Brands of the receivable being financed or three months from the date of the advance. The note is secured by a lien on all assets of the Company, subordinate to liens of Prestige Capital Finance, LLC.

If an advance and accrued finance fees are not repaid within 30 days after the maturity date or payment is prohibited under a subordination agreement, InnoAccel shall have the right to convert all or a part of accrued and future finance fees into equity membership interests in the Company.

At December 31, 2020, Notes 1 and 2 and all accrued interest were converted to equity membership interests. A total of $574,886 of the outstanding loan balance and accrued interest were converted to equity. InnoAccel received an additional 22.26% membership equity interest as a result of the conversion. In addition, InnoAccel received an additional 5% interest in accordance with the operating agreement since no distributions were made in 2020.

On February 28, 2021 InnoAccel converted Note 3 into $178,589 in additional membership equity,

The outstanding balance of convertible promissory notes as of June 30, 2021 and December 31, 2020, were $0 and $451,000, respectively.

NOTE 7 - ADVANCES UNDER FINANCING AGREEMENT

The Company entered into a purchase and sale agreement with Prestige Capital Finance, LLC (“Prestige”). Under the agreement, Prestige buys all of the Company’s right, title, and interest in specific accounts receivable. Prestige has full recourse against the Company for advances if payments are not received for any reason. All credit risk is borne by the Company and not by Prestige. Prestige pays a down payment to the Company of 80% of the face value of the specified receivables. The maximum outstanding balance of the advance is $1,500,000. Prestige’s final purchase price of the accounts receivable is at a discount which is deducted from the face value of each account upon collection. The discount fee is based upon the number of days the account receivable is outstanding from the date of the down payment. The discount fee ranges from 1.95% if the receivable is paid within 30 days to 5.85% if paid within 90 days, plus an additional 1.5% for each 10 day period thereafter until the account is paid in full.

The outstanding balance is secured by an interest in virtually all assets of the Company, with a first security interest in accounts receivable. The agreement remains in effect through July 24, 2021 and will be automatically renewed for successive periods of one year each unless either party terminates the agreement in writing at least 60 days prior to the expiration of the initial term or any renewal term. Prestige may cancel the agreement at any time upon 60 days’ notice.

The Company accounts for this agreement as a financing arrangement, with the down payments recorded as debt and repayment made when the applicable receivable is collected. The outstanding balance as of June 30, 2021 and December 31, 202 was $1,746,545 and $38,442, respectively. Accrued interest at June 30, 2021 and December 31, 2020 was $11,679 and $1,572, respectively.

11

TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

NOTE 8 - OPERATING LEASE RIGHT OF USE ASSET AND OPERATING LEASE LIABILITY

On November 12, 2019, TopPop LLC executed a lease agreement with Plymouth 4 East Stow LLC (the “Landlord”) to rent approximately 26,321 square feet of warehouse space in Marlton, NJ. The lease provided a term of five years commencing upon January 1, 2020 and terminating on December 31, 2024. The lease also provided for a monthly payment to the landlord for common area use of $4,430 and a security deposit to the Landlord of $45,864.

Effective November 6, 2020, the Company executed a lease agreement with Warehouse4Biz LLC (the “Landlord”) to rent approximately 14,758 square feet of warehouse space in Bellmawr, NJ. The lease provided a lease term of two years commencing upon December 1, 2020 and terminating on November 30, 2022. The lease provided a security deposit to the landlord of $20,734.

At June 30, 2021 and December 31, 2020, the future undiscounted minimum lease payment under the two noncancellable leases are as follows:

	As of June 30, 2021	As of December 31, 2021
Remainder through December 31, 2021	$109,306	$216,051
Year ending December 31, 2022	221,600	221,600
Year ending December 31, 2023	143,450	143,450
Year ending December 31, 2024	153,862	153,862
Year ending December 31, 2025 and thereafter	-	-
Total	$628,218	$734,963

The operating lease liabilities of $628,218 and $734,963 as of June 30, 2021 and December 31, 2020, respectively, represents the discounted (at a 4.75% estimated incremental borrowing rate) value of the future lease payments at June 30, 2021 and December 31, 2020.

For the six months ended June 30, 2021 and 2020, occupancy expense attributed to these two leases were $194,163 and $79,830, respectively.

NOTE 9 - RELATED PARTY TRANSACTIONS

On December 6, 2019 the Company executed a Financial Services Agreement with InnoAccel Solutions (“InnoAccel”), LLC, a controlling member of the Company. InnoAccel had agreed to provide financial and administrative services for the company in exchange for hourly compensations. For the six months ended June 30, 2021 and December 31, 2020, consulting expenses related to InnoAccel was $0 and $178,633, respectively. As of June 30, 2021 and December 31, 2020, the Company owed $30,000 and $60,000 to InnoAccel, respectively.

As of December 31, 2020, the Company owed its Chief Operating Officer and a member of the Company $27,376 for reimbursements of expenses paid on behalf of the Company. The loan is non-interest bearing and due on demand. As of June 30, 2021, this obligation was paid off.

12

TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

NOTE 10 - COMMITMENS AND CONTINGENCIES

Compensation Agreement

Effective December 5, 2019, the Company executed Employment Agreement with its Chief Operating Officer Thomas Martin. The employment had no term limits and may be terminated by written notice by either party. The base agreement provides a base salary of at the rate of $250,000.

Effective March 1 2020, the Company executed Employment Agreements with its Chief Marketing Officer Laurance Rassin and its Chief Creative Officer Tracy Memoli. The agreement had no term limits and can be terminated by written notice by either party. Both agreements provide for a base salary $50,000 and a commission equal to 3% of the gross revenue. Both agreements were amended in July 2021, in which annual base salary was increased to $150,000 and additional commission incentives were added.

For the six months ended June 30, 2021 and 2020, the Company officer compensation expense were $215,384 and $123,076, respectively.

Commission Agreements

On July 10, 2019, the Company executed a Commission Agreement with CAA-GBA USA, LLC (“CCA-GBG”). The agreement provides CCA-GBG to receive 5% revenue generated with respect to the co-packing or related manufacturing deal for Anheuser-Busch, LLC. Additionally, CAA-GBG is also entitled to receive 5% of revenue for new business identified. The initial agreement expires on July 31, 2021 and automatically renews every year.

For six months ended June 30, 2021 and 2020, commissions under this agreement was $207,201 and $7,571, respectively.

Effective December 11, 2019, the Company executed a Commission Agreement with Christopher J. Connolly. Mr. Connolly had agreed to provide sales representation services to Company for alcohol ice pop packing opportunities in exchange for commission. The agreement provides a commission 5% of gross revenue collected. The initial term is one year from the effective date. The agreement will renew automatically for 1-year terms unless the agreement is terminated.

For six months ended June 30, 2021 and 2020, no commissions were accrued under this agreement.

Master Purchase Order Assignment Agreement

On May 8, 2020, the Company executed a Master Purchase Order Assignment Agreement with Rosenthal and Rosenthal, Inc (“R&R”). According to the agreement, R&R provides purchase financing up to 70% of the P.O. price in exchange for a fee. The maximum financing under the agreement was $1,000,000. The agreement was terminated by R&R on July 6, 2021.

Settlement Agreement and Release

On November 17, 2020, the Company executed a Settlement Agreement and Release with T.H.E.M, the previous employer of one of Company’s members for a complaint filed in the Superior Court for the County of Burlington in New Jersey. According to the agreement, the Company had agreed not to solicit T.H.E.M’s clients for period of one year and to pay T.H.E.M a total of $25,000. For the year ended December 31, 2020, the $25,000 settlement charge had been fully paid by the Company.

13

TopPop LLC

Notes to Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

NOTE 11 – MEMBER EQUITY

Member	Profit and Loss Percentage as of June 30, 2021
Thomas Martin	27.27%
FrutaPop LLC	27.27%
InnoAccel Investments LLC	45.48%
Total	100.00%

Pursuant to the operating agreement, the investor member is to make capital contributions in the amount $1,825,000. On December 31, 2020, InnoAccel Investments LLC converted two promissory notes, resulting in $574,886 in additional equity. On February 28, 2021 InnoAccel Investment LLC converted the remaining promissory note into $175,589 additional equity. No distributions were made for six month ended June 30, 2021 and June 30, 2020.

NOTE 12 - SALES CONCENTRATION

The Company had two significant customers representing approximately 50% and 32% of total sales in the six months ending June 30, 2021 and 48%, and 35% of total sales for the six months ended June 30, 2020. The loss of significant customers or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition

NOTE 13 - SUBSEQUENT EVENTS

On July 26, 2021, all of the issued and outstanding membership interests of the Company was acquired by Iconic Brands, Inc (“Iconic”) in exchange for (a) $3,995,551 cash; (b) 26,009,600 shares of Iconic’s common stock (valued at $0.3125 per share or $8,128,000); (c) $4,900,000 Promissory Notes bearing interest at 10% and due July 26, 2022; and (d) earn-out payments for years ended July 31, 2022 and July 31, 2023 equal to the excess of 1.96 times TopPop’s EBITDA for each year over the amount of Promissory Notes repaid for each year. The earn-out payments shall be made, at the election of each TopPop Member, in cash or in shares of Iconic’s common stock or a combination thereof provided that not less than 45% of the value of each earn-out payment shall be paid in common stock.

14